                  SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C. 20549

                              FORM 8-K-A1


                           CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                          December 30, 1999
                            Date of Report
                  (Date of Earliest Event Reported)

                     The Internet Advisory Corp.
       (Exact Name of Registrant as Specified in its Charter)

     Utah                 0-16665                87-0426358
(State or other     (Commission File No.)   (IRS Employer I.D. No.)
Jurisdiction)

                     2455 East Sunrise Blvd., Suite 401
                       Ft. Lauderdale, Florida 33304
                 (Address of Principal Executive Offices)

                              (888) 522-0958
                       Registrant's Telephone Number

                                   N/A
        (Former Name or Former Address if changed Since Last Report)

Item 7.  Financial Statements and Exhibits.

          (a) Financial Statements of Business Acquired.

                THE INTERNET ADVISORY CORPORATION

          Including the accounts of its wholly-owned subsidiary
                      Sunrise Web Development, Inc.

                        TABLE OF CONTENTS

                                                                        Page

Independent Auditors' Report                                              1

Consolidated Balance Sheet -- December 31, 1999                           2

Consolidated Statements of Operations for the Years Ended December 31,
1999 and 1998                                                             3

Consolidated Statements of Stockholders' Equity/(Deficit) for the Years
Ended December 31, 1999 and 1998                                          4

Consolidated Statements of Cash Flows for the Years Ended December 31,
1999 and 1998                                                             5

Notes to Financial Statements                                            6-11

                   INDEPENDENT AUDITORS'REPORT

The Board of Directors and Shareholders
The Internet Advisory Corporation

We have audited the accompanying consolidated balance sheets of The Internet Advisory Corporation, (a Utah Corporation) and its wholly-owned subsidiary, Sunrise Web Development, Inc., (a Florida corporation) as of December 31, 1999, and the related consolidated statements of operations, stockholders' (deficit) equity, and cash flows for the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The Internet Advisory Corporation as of December 31, 1999, and the results of operations and cash flows for the years ended December 31, 1999 and 1998, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has accumulated losses from operations and a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/Mantyla McReynolds

Salt Lake City, Utah February 15, 2000

                    The Internet Advisory Corporation
                       Consolidated Balance Sheet
                            December 31, 1999
    ASSETS
Current Assets:
    Cash                                                 $    57,087
    Accounts receivable-net of allowance for doubtful
                accounts of $7,824.                           11,429
    Prepaid expenses                                           4,099
    Receivable from related party - Note 4                   615,000
                Total Current Assets                         687,615

Property and equipment - Note 6                              609,856
Less: Accumulated depreciation                              (101,681)
     Net Property and equipment                              508,175
Other Assets:
    Deposit                                                   14,361
    Other assets-related party - Note 4                       52,600
     Total Other Assets                                       66,961
               Total Assets                               $1,262,751

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Current Liabilities:
    Accounts payable                                       $ 211,125
    Accrued liabilities                                       29,243
    Unearned income - Note 1                                  15,564
     Total Current Liabilities                               255,932
               Total Liabilities                             255,932

Stockholders' Equity:
    Common stock -- 50,000,000 shares authorized, $.001 par
    value; 13,344,017 shares issued and outstanding           13,344
    Additional Paid-In Capital                             2,712,115
    Accumulated Deficit                                   (1,718,640)
     Total Stockholders' Equity                            1,006,819
     Total Liabilities and Stockholders' Equity         $  1,262,751

  See accompanying notes to financial statements.

                    The Internet Advisory Corporation
                  Consolidated Statements of Operations
            For the Years Ended December 31, 1999 and 1998
                                               1999         1998
Revenues                                     586,602 $    415,085
Cost of Sales                                278,174       56,802
Gross Profit                                 308,428      358,283

General and Administrative Expenses        1,890,470      451,025
Net Loss from Operations                  (1,582,042)     (92,742)
Interest income                                2,606
Interest expense                                (770)        -0-
    Net Loss Before Income Taxes          (1,580,206)     (92,742)

Provision for Income Taxes - Notes 1&3           -0-         -0-

Net Loss                                 $(1,580,206)  $  (92,742)

Loss Per Share                                  (.19) $      (.03)

Weighted Average Shares Outstanding         8,422,431    3,701,177

See accompanying notes to financial statements.

                    The Internet Advisory Corporation
        Consolidated Statements of Stockholders' Equity/(Deficit)
             For the Years Ended December 31, 1999 and 1998
                                            Additional              Total
                            Number  Common   Paid-in Accumulated Stockholders'
                             of     Stock    Capital   Deficit      Equity
                            Shares
Balance, December 31, 1997    902,017      902  3,055,039 (3,107,523) (51,582)

Issued Stock for debt, June,
1998                          300,000      300        350                 650

Issued Stock for Assets,
recapitalization, June,
1998                        6,000,000    6,000 (3,048,382) 3,061,831   19,449

Issued stock for cash,
December, 1998                316,000      316    394,684             395,000

Issued stock for services,
December, 1998                 15,000       15     18,735              18,750

Net loss for the year ended
December 31, 1998                                            (92,742) (92,742)

Balance, December 31, 1998  7,533,017    7,533    420,426   (138,434) 289,525

Issued stock for $895,000,
cash and services in private
placement, February, 1999     796,000      796    994,204             995,000

Issued stock for cash, August,
1999                           15,000       15     52,485              52,500

Issued stock for cash, October,
1999                        1,000,000    1,000    249,000             250,000

Issued stock for $385,000,
cash and $615,000
receivable, Sunrise Web
Development, Inc.,
December 30, 1999           4,000,000    4,000    996,000           1,000,000

Net loss for the year ended
December 31, 1999                                       (1,580,206)(1,580,206)
Balance, December 31, 1999 13,344,017  $13,344  2,712,115(1,718,640)1,006,819

See accompanying notes to financial statements.

                    The Internet Advisory Corporation
                  Consolidated Statements of Cash Flows
             For the Years Ended December 31, 1999 and 1998
Cash Flows Provided byaUsed for) Operating Activities        1999       1998
Net Loss                                                 (1,580,206) $(92,742)
Adjustments to reconcile net income to net cash provided by
operating activities:
    Depreciation                                             94,079     6,794
    Bad debt expense                                          7,824
    Issued stock for services                               100,000    18,750
    Increase in current assets                              (23,352)
    Increase in current liabilities                         115,234    31,741
         Net Cash Provided by/(Used for) in
         Operating Activities                            (1,286,421)  (35,457)

Cash Flows Used for Investing Activities
Lease deposit                                                (7,359)   (7,002)
Advance to affiliates                                       (52,600)
Purchases of property and equipment                        (563,967)  (29,730)
    Net Cash Used for Investing Activities                 (623,926)  (36,732)

Cash Flows Provided by Financing Activities

Issued stock for cash                                     1,582,500   395,000
    Net Cash Provided by Financing Activities             1,582,500   395,000

Net Increase(decrease) in Cash                             (327,847)  322,811

Beginning Cash Balance                                      384,934    62,123

Ending Cash Balance                                       $  57,087 $ 384,934

Supplemental Disclosure Information:
    Issued stock for assets - Note 4                  $     615,000 $    -0-
    Cash paid during the year for interest                      770      -0-
    Cash paid during the year for income taxes                  289       100

 See accompanying notes to financial statements.

                    The Internet Advisory Corporation
               Notes to Consolidated Financial Statements
                            December 31, 1999

NOTE I   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)           Organization

The Internet Advisory Corporation ("IAC"or "Company"), located in Ft. Lauderdale, Florida, offers Internet web site programming, web hosting, e-commerce, and Internet access to small and medium size companies. On June 22, 1998, IAC was acquired by Olympus M.T.M. Corporation (a previously dormant Utah corporation) pursuant to an Agreement and Plan of Merger. The transaction was accounted for as a "reverse" acquisition on a purchase basis.
Subsequent to the Agreement and Plan of Merger, the name of Olympus M.T.M. Corporation was changed to The Internet Advisory Corporation.

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles. The consolidated financial statements of the Company include the accounts of IAC and its subsidiary (see Notes 4 & 5). All significant intercompany transactions have been eliminated. The following summarizes the more significant of such policies:

(b) Income Taxes

Effective August 8, 1997, the Company adopted the provisions of Statement of Financial Accounting Standards No. 109 [the Statement], Accountingfor Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting for income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The cumulative effect of this change in accounting for income taxes as of December 31, 1998 is $0 due to the valuation allowance established as described below.

(c)      Net Loss Per Common Share

Net loss per common share is based on the weighted-average number of shares outstanding. In accordance with Financial Accounting Standards No. 128, "Earnings Per Share," basic loss per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share is computed using weighted average number of common shares plus dilutive common share equivalents outstanding during the period using the treasury stock method. Common stock equivalents (common stock warrants) were not included in the computation of loss per share for the periods presented because their inclusion is antidilutive.

(d)      Statement of Cash Flows

For purposes of the statements of cash flows, the Company considers cash and cash equivalents as deposits in commercial banks. The Company had $57,087 cash at December 31, 1999.

                    The Internet Advisory Corporation
               Notes to Consolidated Financial Statements
                            December 31, 1999
                               [Continued]

[continued]
NOTE 1   ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(e) Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(f) Property and Equipment

Property and equipment are stated at cost. Depreciation is provided using the straight-line basis over the useful lives of the related assets. Expenditures for maintenance and repairs are charged to expense as incurred.

(g) Revenue Recognition

Revenue is recognized when earned, as products are completed and delivered or services are provided to customers. In prior years, revenue generally was collected in advance and amortized over a six month period. Beginning in the fourth quarter of 1999, the Company began billing customers on a month-to-month basis, thus, eliminating the need to record significant amounts of unearned revenue.

NOTE 2   LIQUIDITY/GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, the Company has accumulated losses through December 31, 1999, amounting to $1,718,640, has a net working capital balance of $439,507, and a cash balance of $57,087. These factors indicate that the Company may not be able to continue as a going concern. Financing for the Company's operations to date has been significantly augmented by the sale of common stock and borrowing. The Company's ability to achieve a level of profitable operations and/or additional financing may impact the Company's ability to continue as presently organized. Resolution of these issues is dependent on the success of management's plans to raise funds through the sale of its equity securities in private placement or a public offering. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3   INCOME TAXES

The Company adopted the provisions of Statement of Financial Accounting Standards No. 109 [the Statement], Accountingfor Income Taxes, as of August 8, 1997. No provision has been

                    The Internet Advisory Corporation
               Notes to Consolidated Financial Statements
                            December 31, 1999
                               [Continued]

made for income taxes in the consolidated financial statements because the Company has accumulated losses since inception. The tax effects of temporary differences that give rise to significant portions of the deferred tax asset at December 31, 1999 are summarized below.

                Deferred tax assets              Balance   Tax    Rate

           Loss carryforward(expires 2014)     $1,718,640 $678,863 39.5%

           Valuation allowance                           ($678,863)

                Deferred tax asset                        $      0

A valuation allowance is provided when it is more likely than not that some portion of the deferred tax asset will not be realized. Because of the lack of taxable earnings history, the Company has established a valuation allowance
for all future deductible temporary differences.   This allowance has
increased $635,395 over the prior year amount of $43,468.

NOTE 4   RELATED-PARTY TRANSACTIONS

The Company has an agreement with an entity controlled by the Company's president. The subject entity provides advertising for the Company at a cost of $1,500 per month.

The Company has invested $50,000 for 20% of the total stock of Octapus, Inc., which is an entity controlled by a shareholder of the Company. IAC has not used the equity method to account for this investment because a small group of investors, other than the Company, exercises significant influence and represents majority ownership of Octapus. Further, the Company is anticipating return of this investment in the near term.

An additional $2,600 was advanced to develop a new business venture which will expand Internet activity into other markets.

As part of the acquisition of Sunrise Web Development, Inc., ("Sunrise") discussed in Note 5, the Company has recorded an amount due from a shareholder at December 31, 1999, of $615,000. This is the remaining balance of the original funding of Sunrise and was collected by the CoTpapy in four installments received during January and February of 2000.

NOTE 5 STOCK ISSUANCE/RECAPITALIZATION

On June 22, 1998, IAC entered into an agreement and plan of merger with Olympus , wherein IAC exchanged all of its assets and liabilities as of May 31, 1998 for 6,000,000 shares of Olympus. Immediately subsequent to the exchange, the IAC's shareholders held approximately 83% of the outstanding shares of Olympus. The Company continues its operations in the Olympus structure but has changed the name of Olympus M.T.M. Corporation to The Internet Advisory Corporation.

                    The Internet Advisory Corporation
               Notes to Consolidated Financial Statements
                            December 31, 1999
                               [Continued]

NOTE 5   STOCK ISSUANCE/RECAPITALIZATION[continued]

          In December 1998, the Company issued stock in the following manner:

                                  Price
Description                      per share   Number of Shares  Consideration
Issued shares for cash, 12/11/98  $  1.25       16,000          $ 20,000
Issued shares for cash, 12/30/98     1.25      200,000           250,000
Issued shares for cash, 12/31/98     1.25      100,000           125,000
Issued shares for services, 12/31/98 1.25       15,000            18,750
    Total for 1998                             331,000          $413,750

The 1999 stock transactions are summarized as follows:

                                  Price
Description                      per share   Number of Shares  Consideration
Issued shares for cash, private
placement 2/15/99                 $  1.25      716,000           $895,000
Issued shares for commission,
2/23/99 private placement            1.25       80,000            100,000
Issued shares for cash, 8/25/99      3.50       15,000             52,500
Issued shares for cash, Sep-Dec       .25    1,000,000            250,000
Issued shares for assets, 12/30/99    .25    4,000,000          1,000,000
    Total for 1998                           5,811,000         $2,297,500

The private placement in August provided 15,000 shares plus warrants to purchase 15,000 more shares at $4 per share. The warrants expire in 2004.

On December 31, 1999, the Company issued 4,000,000 "restricted" common shares for 100% of the outstanding voting securities of Sunrise Web Development, Inc., a startup, Florida corporation (Sunrise). On the date of the combination, the fair value of the net assets of Sunrise was approximately $860,000, consisting of an amount due from an investor. The transaction has been accounted for as a purchase. Results of operations for have been combined for all periods presented. Sunrise has developed an interactive Internet web site and Internet Browser which the Company plans to use to generate revenues from subscribers by providing a wide variety of content, features, and tools.

                   The Internet Advisory Corporation
               Notes to Consolidated Financial Statements
                            December 31, 1999
                              [Continued]

NOTE 6   PROPERTY AND EQUIPMENT

    The major classes of assets as of the balance sheet date are as follows:


                                        Accumulated
Asset Class                 Cost       Depreciation         Method/Life

Equipment                 $591,739        $99,931              SL/5
Furniture & Fixtures        11,873          1,684              SL/5
Leasehold Improvements       6,244             66             SL/39
    Total                 $609,856       $101,681

Current year depreciation expense was $94,079.

NOTE 7   OFFICE LEASE

In January, 1998 the Company entered into an operating lease with an unrelated party for its facilities. The lease is for a period of five years.

On February 10, 1999 the Company signed an addendum to the original lease agreement for additional space in the same building as the corporate offices. The terms of this addendum increase the total rentable square feet to 4,674, and the future minimum lease payments to the following:
    2000              82,032
    2001              85,313
    2002              88,726
    2003              14,883
Total rent paid for 1999 and 1998 on this facility was $65,317 and $29,926, respectively.

NOTE 8   SIGNIFICANT CONCENTRATION OF CREDIT RISK

The Company has no single customer that represents a significant portion of total revenues. The Company's activities are limited only by access to the Internet and not to any geographic boundaries.

NOTE 9   CONTRACTS/COMMITMENTS

The Company has entered into various contracts for Intemet/telephone connection services. Below is a summary of contracts outstanding as of December 31, 1999:

                    The Internet Advisory Corporation
               Notes to Consolidated Financial Statements
                            December 31, 1999
                               [Continued]

              Contract  Monthly         Remaining
Description     Date    Payment        Commitment      Vendor
T1            5/20/99    1,508           30 months       AT&T
TI             3/l/99    4,000           2 months        EMINET
TI            4/20/99    1,536           29 months       ESPIRE
TI            4/14/99    1,871           27 months       MCI
Lightgate     8/16/99   26,433           56 months       BELLSOUTH
T3            11/4/99    8,730           34 months       SPRINT
T3             4/9/99    4,641           27 months       QWEST
T3            Pending   21,000                           VaNDSTAR
T3            3/19/99    4,797           26 months       DIGEX/INTERMEDIA
Frame relay   1/29/99    4,743           26 months       BELLSOUTH

NOTE 10  OPERATING LEASES

The company has two operating leases for equipment which it acquired in 1999.

                   Remaining      Monthly
Asset Description  Months         Payment
Copier/printer       34             $313
Fax machine          34               72
    Total                           $385

Remaining minimum lease payments are as follows:

        Year                  Minimum payments
        2000                        4,617
        2001                        4,617
        2002                        3,848
        Total                      13,082
          (b) Pro Forma Financial Information.

                    The Internet Advisory Corporation
                          Pro Forma Balance Sheet
                                (Unaudited)
                                                             Pro Forma
                                                          Giving Effect to
                          Internet  Sunrise Web            Reorganization
                          Advisory  Development,           as of December
ASSETS                  Corporation     Inc.    Adjustments    30, 1999
Current Assets:

Cash                      $  57,087   $     -0-   $   -0-   $    57,087
Accounts receivable-net      11,429                              11,429
Prepaid expenses              4,099                               4,099
Other receivables              -0-     1,000,000   (385,000)    615,000
    Total Current Assets     72,615    1,000,000   (385,000)    687,615

Property and Equipment-net  508,175         -0-       -0-       508,175
Other assets                 66,961         -0-       -0-        66,961

TOTAL ASSETS              $ 647,751  $ 1,000,000  $(385,000)$ 1,262,751

LIABILITIES AND
STOCKHOLDERS' EQUITY

Current Liabilities:

Accounts payable          $ 211,125  $      -0-   $   -0-   $   211,125
Accrued liabilities          29,243                              29,243
Unearned Income              15,564                              15,564
Payable to Stockholder      245,000      140,000   (385,000)       -0-
    Total Current
    Liabilities             500,932      140,000   (385,000)    255,932

Stockholders' Equity:

    Capital Stock - Note 1    9,344          100      3,900      13,344
    Additional Paid-in
    Capital               1,716,115      999,900     (3,900)  2,712,115
    Retained Earnings    (1,578,640)    (140,000)      -0-   (1,718,640)
    Total Stockholders'
    Equity                  146,819      860,000       -0-    1,006,819
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY    $   647,751   $1,000,000  $(385,000)$ 1,262,751

See accompanying notes and Independent Accountants' Report

                    The Internet Advisory Corporation
                   Pro Fon-na Statements of Operations
                               (Unaudited)
                                                                Pro Forma
                                                             Giving Effect to
                          Internet  Sunrise Web              Reorganization
                          Advisory  Development,             as of December
                        Corporation    Inc.     Adjustments     30, 1999
Revenues                  $ 586,602   $     -0-   $     -0-   $   586,602
Cost of Sales               278,174                               278,174
Gross Profit                308,428         -0-         -0-       308,428

General and Administrative
Expenses                  1,750,470     140,000         -0-     1,890,470
Net Loss from Operations (1,442,042)   (140,000)               (1,582,042)
Interest Income               2,606                                 2,606
Interest Expense               (770)                                 (770)

Net Loss Before Income   (1,443,878)   (140,000)               (1,583,878)
Taxes

Current Year Provision for
Tneome Taxes                    -0-         -0-         -0-           -0-

Net Loss                $(1,443,878) $ (140,000)  $     -0-  $ (1,583,878)

Loss Per Share          $      (.17) $   (1,402)             $       (.19)

Average Shares Outstanding 8,408,910        100                 8,422,431

See accompanying notes and Independent Accountants' Report
                    The Internet Advisory Corporation
                 Notes to Pro Forma Financial Statements
                            December 30, 1999

Note I   ORGANIZATION AND MERGER

The Internet Advisory Corporation ("IAC" )is a Florida corporation incorporated on August 8, 1997 for the purpose of providing access to the Internet for its customers, and Web design. On December 30, 1999, IAC entered into a Reorganization Agreement (the "Agreement") with Sunrise Web Development, Inc., a Florida startup corporation ("Sunrise"),whereby IAC issued 4,000,000 shares of "restricted securities" (common stock)to Sunrise's sole shareholder in consideration of the exchange of 100% of the outstanding voting securities of Sunrise. Sunrise became a wholly-owned subsidiary of IAC on the closing of the Agreement.

Sunrise owns an interactive Internet web site and Internet Browser. Its products will generate revenues from subscriber membership fees and usage fees, as well as from other sources, which will include advertising and E-commerce sales. Sunrise will provide subscribers through its browser, a global, interactive community offering a wide variety of content, features and tools. The on-line community will have access to content such as electronic mail services, public bulletin boards, the buddy list feature, instant message services, public or private "meeting rooms/chat rooms" for interactive conversations and live "auditorium" events. Sunrise will fold its operations into that of IAC and both companies will operate out of the IAC's corporate offices located at 2455 East Sunrise Boulevard, Ft. Lauderdale, Florida 33304.

The transaction is being accounted for as a purchase. The pro forma financial statements reflect all of the transactions contemplated by the Agreement. There were 9,344,017 shares of the common stock outstanding prior to the completion of the Agreement, and 13,344,017 on the closing of the Agreement.

          (c) Exhibits.

               None.

                                SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                              The Internet Advisory Corporation

Date: 3/20/2000             By/s/ Jeffrey Olweean
                              -----------------------------
                              Jeffrey Olweean
                              President and Director